Exhibit 10.12
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                                                                  Execution Copy


                          SPECIAL TERMINATION AGREEMENT

         AGREEMENT made as of the 30th day of December, 1996 and restated as of October 9, 1997, by and between First Essex Bancorp, Inc., a Delaware corporation (the "Holding Company" and the parent of First Essex Bank, FSB, a federal savings bank (the "Bank")) (the Bank and the Holding Company shall be hereinafter collectively referred to as the "Employers") and Brian W. Thompson of Amherst, Massachusetts (the "Executive").

         1. Purpose. In order to allow the Executive to consider the prospect of a Change in Control (as defined in Section 2) in an objective manner and in consideration of the execution of those certain Amended and Restated Employment Agreements between the Executive and each of the Employers dated as of the date hereof (the "Employment Agreements"), the services to be rendered by the Executive to the Employers and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Holding Company, the Holding Company is willing to provide, subject to the terms of this Agreement, certain severance benefits to protect the Executive from the consequences of a Terminating Event (as defined in Section 3) occurring subsequent to a Change in Control.

         2. Change in Control. A "Change in Control" shall be deemed to have occurred in either of the following events:

               2.1 If there has occurred a change in control which the Holding Company would be required to report in response to Item 1 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or, if such regulation is no longer in effect, any regulations promulgated by the Securities and Exchange Commission pursuant to the 1934 Act which are intended to serve similar purposes;

               2.2 When any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Holding Company or the Bank representing twenty-five percent (25%) or more of the total number of votes that may be cast for the election of directors of the Holding Company or the Bank, as the case may be;

               2.3 During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Holding Company, and any new director (other than a director designated by a person who has entered into an agreement with the Holding Company to effect a transaction described in Section 2.2, 2.4, or 2.5 of this Agreement) whose election by the Board or nomination for election by the Holding Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors of the Holding Company;



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               2.4 The stockholders of the Holding Company approve a merger, share exchange or consolidation ("merger or consolidation") of the Holding Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Holding Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Holding Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Holding Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Holding Company's then outstanding securities; or

               2.5 The stockholders of the Holding Company or the Bank approve a plan of complete liquidation of the Holding Company or the Bank or an agreement for the sale or disposition by the Holding Company or the Bank of all or substantially all of the Holding Company's or the Bank's assets.

         3.  Terminating Event.  A "Terminating Event" shall mean

               3.1 Termination by either of the Employers of the employment of the Executive with either of the Employers for any reason other than
         (i) death or (ii) for Cause (as such term is defined in the Employment Agreements), or

               3.2 Resignation of the Executive from the employ of either of the Employers, while the Executive is not receiving payments or benefits from either of the Employers by reason of the Executive's disability, subsequent to the occurrence of any of the following events:

                    (a) a significant change in the nature or scope of the
               Executive's responsibilities, authorities, powers, functions or duties from the responsibilities, authorities, powers, functions or duties exercised by the Executive immediately prior to the Change in Control; or

                    (b) a determination by the Executive that, as a result of a
               Change in Control, he is unable to exercise the responsibilities, authorities, powers, functions or duties exercised by the Executive immediately prior to such Change in Control; or

                    (c) a reduction in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time; or

                    (d) the relocation of the Employers' offices at which the
               Executive is principally employed immediately prior to the date of the Change in Control to a location more than 25 miles from Andover, Massachusetts, or either Employer's requiring the Executive to be based anywhere other than the Employers' offices at such location; or

                    (e) the failure by either Employer to pay to the Executive any portion of his current compensation or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation under any deferred


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               compensation program of the either Employer within seven (7)
               days of the date such compensation is due; or

                    (f) the failure by either Employer to continue in effect any material compensation, incentive, bonus or benefit plan in which the Executive participates immediately prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by either Employer to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed at the time of the Change in Control; or

                    (g) the failure by either Employer to continue to provide
               the Executive with benefits substantially similar to those available to the Executive under any of either Employer's life insurance, medical, health and accident, or disability plans or any other material benefit plans in which the Executive as participating at the time of the Change in Control, the taking of any action by either Employer which would directly or indirectly materially reduce any such benefits, or the failure by either Employer to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Employers in accordance with the Employers' normal vacation policy in effect at the time of the Change in Control; or

                    (h) the failure of either Employer to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement.

         4. Severance Payment. In the event a Terminating Event occurs within three (3) years after a Change in Control, the Holding Company shall pay to the Executive the following amounts, payable in one lump-sum payment on the date of termination.

               4.1 An amount equal to the sum of (a) base salary or other compensation earned through the date of termination, plus (b) the Executive's pro rata share (based on the portion of the fiscal year during which the Executive was employed) of the highest annual bonus paid during the three fiscal years preceding the termination of employment, plus (c) all accrued vacation and deferred compensation; and

               4.2 An aggregate amount equal to three times the Executive's Highest Average Total Compensation. Highest Average Total Compensation shall be determined by computing the Executive's Total Yearly Compensation (as hereinafter defined) for each of the then-preceding five calendar years and by averaging the three highest of the Total Yearly Compensations thus calculated. Total Yearly Compensation shall equal the aggregate of all base compensation and any commissions, or bonuses paid, together with any contributions or accruals made on behalf of Executive to any profit sharing plan or defined benefit pension or retirement plan, by the Bank or the Holding Company (or any predecessor in interest) for the benefit of the Executive for the calendar year. If the Executive is a participant in a defined benefit pension or retirement plan, the increase in the actuarial value of the Executive's benefits under


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         such plan between the start of the calendar year and the end of the calendar year shall be deemed to have been "paid" by the Executive's employer for the benefit of the Executive during such calendar year and shall be included in the calculation of Total Yearly Compensation.

         5. Benefit Continuation. In the event a Terminating Event occurs within three (3) years after a Change in Control, the Holding Company shall continue to pay to the Executive the disability and medical benefits existing on the date of the Terminating Event at the level in effect on, and at the same out-of-pocket cost to the Executive as of, the date of such Terminating Event, for a period of three (3) years. Such medical benefits shall be deemed to have been provided under the provisions of COBRA.

         6. Employment Status. This Agreement is not an agreement for the employment of the Executive and shall confer no rights on the Executive except as herein expressly provided.

         7. Term. This Agreement shall take effect on as of the date hereof and shall terminate upon the earlier of (a) the resignation or termination of the Executive for any reason prior to a Change in Control, or (b) the resignation of the Executive after a Change in Control for any reason other than the occurrence of any of the events enumerated in Section 3.2 of this Agreement.

         8. Withholding. All payments made by the Holding Company under this Agreement shall be net of any tax or other amounts required to be withheld by the Holding Company under applicable law.

         9. Arbitration of Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in accordance with the laws of The Commonwealth of Massachusetts by three arbitrators, one of whom shall be appointed by the Holding Company, one by the Executive and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in the City of Boston. Such arbitration shall be conducted in the City of Boston in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this
Section 9. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event that it shall be necessary or desirable for the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any or all of the Executive's rights under this Agreement, the Holding Company shall pay (or the Executive shall be entitled to recover from the Holding Company, as the case may be) the Executive's reasonable attorneys' fees and other reasonable costs and expenses in connection with the enforcement of said rights (including the enforcement of any arbitration award in court) regardless of the final outcome, unless and to the extent the arbitrators shall determine that under the circumstances recovery by the Executive of all or a part of any such fees and costs and expenses would be unjust.

         10. Assignment. Neither the Holding Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party and without such consent any attempted transfer shall be null and void and of no effect. This Agreement shall inure to the benefit of and be



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binding upon the Holding Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns. In the event of the Executive's death prior to the completion by the Holding Company of all payments due him under this Agreement, the Holding Company shall continue such payments to the Executive's beneficiary designated in writing to the Holding Company prior to his death (or to his estate, if he fails to make such designation).

         11. Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         12. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

         13. Prior Agreement. This Agreement restates and supersedes in its entirety the Agreement dated December 30, 1996 among the Employers and the Executive.

         14. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Executive at the last address the Executive has filed in writing with the Holding Company at its main office, attention of the Board of Directors.

         15. Election of Remedies. An election by the Executive to resign after a Change in Control under the provisions of this Agreement shall not constitute a breach by the Executive of any employment agreement the Executive may have with either Employer and shall not be deemed a voluntary termination of employment by the Executive for the purpose of interpreting the provisions of any of the Employers' benefit plans, programs or policies. Nothing in this Agreement shall be construed to limit the rights of the Executive under any employment agreement he may then have with either Employer, provided, however, that if there is a Terminating Event under Section 3 hereof, the Executive may elect either to receive the severance and other payments provided under Section 4 and Section 5 or such termination benefits as he may have under any such employment agreement, but may not elect to receive both.

         16. Excise Taxes. In the event that the Executive shall have imposed upon him the tax which is imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or by any successor provision, by reason of any payment or benefit which the Executive has received under this Agreement, the Holding Company shall pay as additional compensation to the Executive that amount which, after taking into account all taxes (including any tax which shall be imposed by Code Section 4999) imposed upon such amount by any federal, state or local government, shall be equal to the amount of said tax imposed by Code
Section 4999.


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         17. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representatives of the Holding Company.

         18. Governing Law. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of The Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Holding Company, by its duly authorized officer, and by the Executive, as of the date first above written.

WITNESS:                                      EXECUTIVE


---------------------------                   --------------------------------
                                              Brian W. Thompson

ATTEST:                                       FIRST ESSEX BANCORP, INC.


                                              By:
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                                              Title:
[Seal]


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